Exhibit 10.3

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED
ONEMAIN HOLDINGS, INC. 2013 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”), dated as of [________], 20[__] (the “Date of Grant”), is made by and between OneMain Holdings, Inc., a Delaware corporation (the “Company”), and [_____________] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated OneMain Holdings, Inc. 2013 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Stock Units. The Company hereby grants to the Participant [____________] restricted stock units (the “RSUs”) (based on the target award) as outlined in Exhibit A hereto, subject to all of the terms and conditions of Exhibit A hereto, this RSU Award Agreement and the Plan. The number of RSUs granted is subject to adjustments based on the final results for the metrics outlined in Exhibit A.

2. Form of Payment. Except as otherwise provided in the Plan or in Section 8 hereof, each RSU granted hereunder shall represent the right to receive one (1) share of Common Stock (a “Share”), which shall be delivered to the Participant pursuant to the applicable schedule set forth in Exhibit A hereto.

3. Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in Exhibit A hereto, this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Unless the Restricted Period is previously terminated in accordance with Section 3(c), the Shares subject to the RSUs shall become deliverable hereunder (provided, that such delivery is otherwise in accordance with federal and state securities laws) in accordance with the applicable provisions set forth in Exhibit A hereto (the period prior to Share delivery, the “Restricted Period”).

(c) Except as otherwise provided under the terms of the Plan or in Exhibit A hereto, if the Participant’s employment is terminated for any reason (the “Termination”), this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested shall immediately terminate. Except as otherwise provided under the terms of the Plan or in Exhibit A hereto, the RSUs that are subject to restrictions upon the date of termination shall be forfeited without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

4. Voting and Other Rights. The Participant shall have no rights of a stockholder (including the right to distributions or dividends) until Shares are delivered following vesting of the Participant’s RSUs; provided, that with respect to the period commencing on the Grant Date and ending on the date on which the RSUs are no longer outstanding (whether due to delivery of Shares or forfeiture of the RSUs), the Participant shall be eligible to receive: (a) an amount equal to the product of (i) the number of Shares subject to outstanding RSUs (assuming achievement of the applicable performance goals at the target level (the “Target Shares”)) on the record date of any cash dividend made with respect to an outstanding share of Common Stock, and (ii) fifty percent (50%) of the amount of the cash dividend paid with respect to an outstanding share of Common Stock during such period, which amount shall be paid to the Participant as soon as practicable following the date such dividend is paid to the holders of shares of Common Stock, but no later than forty-five (45) days following the end of the quarter during which any such record date occurs (provided, that, for the avoidance of doubt, such amount shall be paid even if the underlying RSUs cease to be outstanding for any reason, including forfeiture, after the record date of such dividend); and (b) an amount equal to the excess, if any of (i) the product of (A) the number of Shares subject to the RSUs which become deliverable as a result of vesting pursuant to Section 3(b) above based on the actual level of achievement of the applicable performance goals and (B) one hundred percent (100%) of the amount of the cash dividends paid with respect to an outstanding share of Common Stock with a record date during the period beginning on the Amendment Date and ending on the date on which such RSUs are delivered, over (ii) the aggregate amount of distributions paid with respect to the Target Shares pursuant to clause (a) of this Section, which amount, if any, shall be paid to the Participant on the date such Shares are delivered (provided, that, such amount shall not be paid to the extent that any RSUs do not become vested and Shares are not delivered). No interest or other earnings will be credited with respect to such distributions.

5. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6. No Rights to Continuation of Employment. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment any time for any reason whatsoever, with or without cause.

7. Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the payment of any RSUs; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to any RSUs by cashless exercise or net share settlement, pursuant to which the Company shall withhold from the number of Shares that would otherwise be delivered upon settlement of the RSUs by the largest whole number of Shares with a Fair Market Value equal to the applicable tax obligations.

8. Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Award Agreement be exempt from Section 409A of the Code as short-term deferrals pursuant to Treasury Regulation Section 1.409A-1(b)(4), and this RSU Award Agreement shall be interpreted and administered consistent with such intent; provided, however, that to the extent this payments and benefits under this RSU Award Agreement are subject to Section 409A of the Code, the intent of the parties is that such payments and benefits comply with Section 409A of the Code and to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered to be in compliance therewith. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury regulation §1.409A-2(b)(2). The Company makes no representation that any or all of the payments and benefits under this Award Agreement comply with or are exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payments or benefits. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

9. Governing Law. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

10. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11. No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant.

12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13. Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14. Entire RSU Award Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Your electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by your hand.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

18. Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Participant under this RSU Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

ONEMAIN HOLDINGS, INC.

By ____________________________

Print Name: _____________________

Title: __________________________

[Company’s Signature Page to Restricted Stock Unit Award Agreement]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing RSU Award Agreement.

PARTICIPANT

Signature ____________________

[______________]

Address: _____________________

[Participant’s Signature Page to Restricted Stock Unit Award Agreement]

EXHIBIT A

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